UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) November 28, 2007

Commission File Number 000-28638

PACIFIC HEALTH CARE ORGANIZATION, INC.
(Exact Name of Registrant as Specified in its Charter)

UTAH	87-02825238
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

21 Toulon, Newport Beach, California
(Address of principal executive offices)

92660
(Zip Code)

(949) 721-8272
(Registrant's Executive Office Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act

Item 5.02  Departure of directors or principal officers; election of directors; appointment of principal officers.

 On November 28, 2007 Mr. Donald Hellwig resigned as the Chief Financial Officer of Pacific Health Care Organization, Inc. (the “Company”).  Mr. Hellwig resigned to pursue other opportunities.  His resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On November 28, 2007 the Company’s board of directors appointed Frank R. Hough as Chief Financial Officer of the Company to fill the vacancy created by Mr. Hellwig’s resignation.  Mr. Hough will also serve as the Chief Financial Officer of the Company’s two wholly-owned subsidiaries.  Mr. Hough will provide services on a part-time as needed basis and will maintain other employment.  Following is certain biographical information regarding Mr. Hough:

Mr. Hough has an extensive background in commercial banking, financial management consulting and the energy and real estate sectors.  He currently serves as a managing director of The Mentor Group (“TMG”).  TMG is a full service national investment banking, financial advisory, valuation and appraisal firm.  Mr. Hough has been with TMG since 2001.  As a TMG consultant, Mr. Hough has served as a Senior Financial Consultant for Custom Industries, Inc., in Anaheim, California since 2004. During that time, Mr. Hough has worked to restructure Custom Industries business and outside financing to position the business for acquisition.  From 2002 to 2004 Mr. Hough served as a Senior Financial Consultant to Wolverine Energy Corporation in East Lansing, Michigan where he assisted the company and interfaced with the brokerage community for the purpose of assisting the company in obtaining financing for coal-bed methane drilling and production activities in the Powder River Basin of Wyoming.  Mr. Hough earned a Bachelor of Arts Degree in Economics from the University of Southern California in 1973.  In 1974 he earned a MBA degree from the same university.  Mr. Hough is also a Certified Corporate Cash Manager, CCM.  Mr. Hough is 56 years old.  Mr. Hough is not a director of any SEC reporting issuer.

In accordance with Section 16-10a-810 of the Utah Revised Business Corporation Act and the Company’s Articles of Incorporation and By-Laws, as amended, on December 4, 2007 the board of directors appointed David Wang to fill the vacant directorship on the Company’s board of directors.  Following is certain biographical information regarding Mr. Wang:

In 2004 Mr. Wang co-founded and has served as the President of Aces Fuel Technology in Santa Monica, California.  Aces Fuel Technology specialized in marketing and selling a fuel and oil catalyst.  Mr. Wang is responsible for overseeing the day-to-day operations of the company.  From 2001 through 2003, Mr. Wang worked as a Proprietary Trader for Schonfeld Securities in Santa Monica, California where he was responsible for trading U.S. equities.  Mr. Wang earned a Bachelor of Science Degree in Computer Science/Mathematics from the University of California, Los Angeles (UCLA) in 1985.  He earned an MBA degree in Finance and Entrepreneurial Studies from the Anderson School at UCLA in 2000.  Mr. Wang is 45 years old.  Mr. Wang is not a director of any other SEC reporting issuer.

There are no family relationships among Mr. Hough and/or Mr. Wang and any other executive officer of director of the Company.

Since the beginning of the Company’s last fiscal year, the Company has not engaged in, nor is it currently considering any proposed transaction in excess of $120,000 in which Mr. Hough or Mr. Wang had or will have a direct or indirect material interest.

The Company has not and does not anticipate entering into written employment or compensatory agreements with either Mr. Hough or Mr. Wang.  Mr. Hough will be paid $2,500 per month for his services.  No other benefits have been extended to Mr. Hough at this time.  Mr. Hough’s employment with the Company is at will and may be terminated at any time by Mr. Hough or the Company.  Mr. Wang will be entitled to standard directors’ fees for meetings attended and reimbursement for costs incurred on behalf of the Company.

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC HEALTH CARE ORGANIZATION, INC.

Date: December 6, 2007	By:	/s/ Tom Kubota
Tom Kubota
President